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                                                                    EXHIBIT 23.9

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Pre-Effective Amendment No.1 to the Registration Statement on Form S-3 of Behringer Harvard REIT I, Inc. of our report dated October 19, 2004 relating to the Statement of Revenues and Certain Expenses of the Travis Tower Property, which appears in the Current Report on Form 8-K of Behringer Harvard REIT I, Inc. dated October 22, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
February 1, 2005